Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:


Deutsche Bank AG Netherlands (Via Paris), Paris, France
Deutsche Bank AG, Seoul, Republic of Korea
Deutsche Bank AG, Amsterdam, Netherlands
Citibank, N.A., San Juan, Puerto Rico
United Overseas Bank Limited, Singapore, Singapore
Nedbank Limited, Johannesburg, South Africa
Barclays Bank of Uganda Limited, Kampala, Uganda
UniCredit Bank Serbia JSC, Belgrade, Serbia
Skandinaviska Enskilda Banken AB, Copenhagen, Denmark
Saudi British Bank, Riyadh, Saudi Arabia
HSBC Bank Middle East Limited, Abu Dhabi, United
Arab Emirates
UniCredit Bank Austria AG, Vienna, Austria
Deutsche Bank AG, Netherlands (via Paris), Lisbon, Portugal
Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan
UniCredit Bulbank AD, Sofia, Bulgaria
Zagrebacka Banka d.d., Zagreb, Croatia
UniCredit Bank Czech Republic A.S., Prague, Czech Republic
UniCredit Bank Slovakia A.S., Bratislava, Slovak Republic

Type of Custody:  Foreign Custodian Rule 17f 5